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Exhibit 3.43

BY-LAWS OF

PHOTO-SCAN SYSTEMS, INC.
(A California Corporation)

ARTICLE I
SHAREHOLDERS' MEETINGS

        Section 1.    ANNUAL MEETINGS.    The annual meeting of the Shareholders shall be held, unless the Board of Directors shall direct otherwise, on the 31st day of March of each year, if not a legal holiday; and if a legal holiday, then on the next succeeding business day, at the hour of 10 o'clock A.M., at which time the Shareholders shall elect by plurality vote a Board of Directors, consider reports of the affairs of the Corporation, and transact such other business as may properly be brought before the meeting.

        Section 2.    PLACE.    Annual meetings and special meetings shall be held at such place, within or without the State of California, as the Board of Directors may, from time to time, fix. Whenever the Board of Directors shall fail to fix such place, the meetings shall be held at the principal executive office of the Corporation.

        Section 3.    CALL.    Annual meetings may be called by the Board of Directors, by the Chairman of the Board, if any, the President, if any, the Secretary, or by any person instructed by the Board of Directors to call the meeting. Special meetings may be called in like manner or by the holders of shares entitled to cast not less than ten percent of the votes at the meeting being called.

        Section 4.    NOTICE.    Written notice of any and all Shareholders' meetings shall be given so as to fulfill all requirements of Section 601 of the California Corporations Code, or any other or successor statutes relating to notice of Shareholders' meetings.

        Section 5.    CONSENT.    Any action of any meeting, however called and noticed and wherever held, shall be as valid as though taken at a meeting duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the Shareholders or his proxyholder signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person at a meeting constitutes a waiver of notice of such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting shall not constitute a waiver of any right to object to the consideration of matters required by the California Corporations Code to be included in the notice if such objection is expressly made at the meeting. Except as otherwise provided in subdivision (e) of Section 601 of the California Corporations Code, neither the business to be transacted at nor the purpose of any regular or special meeting need be specified in any written waiver of notice.

        Section 6.    CONDUCT OF MEETING.    Meetings of the Shareholders shall be presided over by the senior officer present and acting according to the following order of seniority: the President, if any, the Chairman of the Board, if any, a Vice President, or, if none of the foregoing is in office, present, and acting, by a chairman to be chosen by the Shareholders. The Secretary of the Corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but, if neither the Secretary nor an Assistant Secretary is present, the Chairman of the meeting shall appoint a secretary of the meeting.

        Section 7.    PROXY REPRESENTATION.    Every Shareholder may authorize another person or persons to act as his proxyholder for any meeting or for written action. No proxy shall be valid after the expiration of eleven months from the date of its execution unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the person executing it prior to the vote or written action pursuant thereto, except as otherwise provided by the California Corporations Code. As used herein, a "proxy" shall be deemed to have the same meaning as given in Section 178 of the California Corporations Code, or any successor statute. Where applicable, the form of any proxy shall comply with the provisions of Section 604 of the California Corporations Code or any successor statute.

        Section 8.    INSPECTORS APPOINTMENT.    Inspectors of election may be appointed pursuant to the requirements of and to fill the duties listed in Section 707 of the California Corporations Code, or any successor statute.

        Section 9.    SUBSIDIARY CORPORATIONS.    Shares of this Corporation owned by a subsidiary shall not be entitled to vote on any matter. A "subsidiary" for this purpose shall be as defined in Section 189(b) of the California Corporations Code, or any successor statute.

        Section 10.    QUORUM; VOTE.    The holders of a majority of the voting shares, represented in person or by proxy, shall constitute a quorum at a meeting of Shareholders for the transaction of any business. The Shareholders present may continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum if any action taken, other than adjournment, is approved by at least a majority of the shares required to constitute a quorum. In the absence of a quorum, any meeting of Shareholders may be adjourned from time to time by the vote of a majority of the shares represented thereat, but no other business may be transacted except as hereinbefore provided.

        Except as otherwise provided by the California Corporations Code, the Articles of Incorporation or these By-Laws, any action required or permitted to be taken at a meeting at which a quorum is present shall be authorized by the affirmative vote of a majority of the shares represented at the meeting.

        Section 11.    WRITTEN CONSENT.    Except in the election of Directors by written consent in lieu of a meeting, and except as may otherwise be provided by the California Corporations Code or the Articles of Incorporation, any action which may be taken at any annual or special meeting may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by holders of shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of Directors. Notice of any Shareholder approval pursuant to Section 310, 317, 1201 or 2007 of the California Corporations Code without a meeting by less than unanimous written consent shall be given at least ten (10) days before the consummation of the action authorized by such approval, and prompt notice shall be given of the taking of any other corporate action approved by Shareholders without a meeting by less than unanimous written consent to those shareholders entitled to vote who have not consented in writing.

        Section 12.    BALLOT.    Elections of Directors at a meeting need not be by ballot unless a Shareholder demands election by ballot at the election and before the voting begins. In all other matters, voting need not be by ballot.

        Section 13.    SHAREHOLDERS' AGREEMENTS.    Notwithstanding the above provisions, in the event this Corporation elects to become a close corporation, an agreement between two (2) or more Shareholders thereof, if in writing and signed by the parties thereof, may provide that in exercising any voting rights, the shares held by them shall be voted as provided by the agreement or as the parties may agree or as determined in accordance with a procedure agreed upon by them, and may otherwise modify these provisions as to Shareholders' meetings and actions.

 ARTICLE II
BOARD OF DIRECTORS

        Section 1.    FUNCTIONS.    The business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of its Board of Directors. The Board of Directors may delegate the management of the day-to-day operation of the business of the Corporation to a management company or other person, provided that the business and affairs of the Corporation shall be managed arid all corporate powers shall be exercised under the ultimate direction of the Board of Directors. The Board of Directors shall have authority to fix the compensation of Directors for services in any lawful capacity.

        Section 2.    EXCEPTION FOR CLOSE CORPORATION.    Notwithstanding the provisions of Section 1 of this Article, in the event that this Corporation shall elect to become a close corporation as defined in Section 158 of the California Corporations Code, its Shareholders may enter into a Shareholders' agreement as provided in Section 300(b) of said Code. Said agreement may provide for the exercise of corporate powers and the management of the business and affairs of this Corporation by the Shareholders. Such agreement, to the extent and so long as the discretion or powers of the Board in its management of corporate affairs is controlled by such agreement, shall impose, upon each Shareholder who is a party thereto, liability for managerial acts performed or omitted by such person pursuant thereto otherwise imposed upon Directors as provided in the California Corporations Code; the Directors shall be relieved to that extent from such liability.

        Section 3.    QUALIFICATIONS AND NUMBER.    A Director need not be shareholder of the Corporation, a citizen of the United States, or a resident of the State of California. The authorized number of Directors constituting the Board of Directors until further changed shall be three. At all times, the authorized number of Directors constituting the Board shall be at least three (3), provided that whenever the Corporation shall have only two (2) Shareholders, the number of Directors may be at least two (2), and whenever the Corporation shall have only one (1) Shareholder, the number of Directors may be at least one (1). Subject to the foregoing provisions, the number of Directors may be changed from time to time by an amendment of these By-Laws adopted by the Shareholders. Any such amendment reducing the number of Directors to fewer than five (5) cannot be adopted if the votes cast against its adoption at a meeting or the shares not consenting in writing in the case of action by written consent are equal to more than sixteen and two-thirds percent (16 2/3%) of the outstanding shares entitled to vote. No decrease in the authorized number of Directors shall have the effect of shortening the term of any incumbent Director.

        Section 4.    ELECTION AND TERM.    The initial Board of Directors shall hold office until the first annual meeting of Shareholders and until their successors have been elected arid qualified, or until their earlier resignation or removal from office. Thereafter, Directors who are elected to replace any or all of the members of the initial Board of Directors or who are elected at an annual meeting of Shareholders, and Directors who are elected in the interim to fill vacancies, shall hold office until the next annual meeting of Shareholders and until their successors have been elected and qualified, or until their earlier resignation, removal from office, or death. In the interim between annual meetings of Shareholders or of special meetings of Shareholders called for the election of Directors, any vacancies in the Board of Directors, including vacancies resulting from an increase in the authorized number of Directors which have not been filled by the Shareholders, including any other vacancies which the California Corporations Code authorizes Directors to fill, and including vacancies resulting from the removal of Directors which are not filled at the meeting of Shareholders at which any such removal has been effected, may be filled by the vote of a majority of the Directors then in office or of the sole remaining Director, although less than a quorum exists. Any Director may resign effective, unless otherwise specified, upon giving written notice to the Chairman of the Board, if any, the President, the Secretary or the Board of Directors. If the resignation is effective at a future time, a successor may be elected to the office when the resignation becomes effective.

        The Shareholders may elect a Director at any time to fill any vacancy which the Directors are entitled to fill, but which they have not filled. Any such election by written consent shall require the consent of a majority of the shares.

        Section 5.    MEETINGS.

        TIME.    Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the Directors may conveniently assemble.

        PLACE.    Meetings may be held at any place, within or without the State of California, which has been designated in any notice of the meeting, or, if not stated in said notice, or, if there is no notice given, at the place designated by resolution of the Board of Directors.

        CALL.    Meetings may be called by any Director or Officer.

        NOTICE AND WAIVER THEREOF.    No notice shall be required for regular meetings for which the time and place have been fixed by the Board of Directors. Special meetings shall be held upon at least four (4) days' notice by mail or upon at least forty-eight (48) hours' notice delivered personally or by telephone or telegraph. Notice of a meeting need not be given to any Director who signs a waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such Director. A notice or waiver of notice need not specify the purpose of any regular or special meeting of the Board of Directors.

        Section 6.    CONSENT.    The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the Directors not present signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes thereof. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

        Section 7.    SOLE DIRECTOR PROVIDED BY ARTICLES OR BY-LAWS.    In the event only one Director is required by the By-Laws or Articles of Incorporation, then any reference herein to notices, waivers, consents, meetings or other actions by a majority or quorum of the Directors shall be deemed to refer to such notice, waiver, etc., by such sole Director, who shall have all the rights and duties and shall be entitled to exercise all of the powers and shall assume all the responsibilities otherwise herein described as given to a Board of Directors.

        Section 8.    QUORUM AND ACTION.    A majority of the authorized number of Directors shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the Directors in office shall constitute a quorum, provided such majority shall constitute at least either one-third (1/3) of the authorized number of Directors or at least two (2) Directors, whichever is larger. Notwithstanding anything contained herein to the contrary, if the authorized number of Directors is only one (1), one (1) Director constitutes a quorum. A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the Directors, if any, who were not present at the time of the adjournment. Except as the Articles of Incorporation or the California Corporations Code may otherwise provide, any act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present shall be an act of the Board of Directors. Members of the Board of Directors may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another, and participation by such use shall be deemed to constitute presence in person at any such meeting.

        A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Directors, provided that any action which may be taken is approved of by at least a majority of the required quorum for such meeting.

        Section 9.    CHAIRMAN OF THE MEETING.    The Chairman of the Board, if any and if present and acting, shall preside at all meetings. Otherwise, the President, if any and present and acting, or otherwise any Director chosen by the Board, shall preside.

        Section 10.    REMOVAL OF DIRECTORS.    The entire Board of Directors or any individual Director may be removed from office without cause by approval of the holders of at least a majority of the shares, provided that unless the entire Board is removed, an individual Director shall not be removed when the votes cast against such removal, or not consenting in writing to such removal, would be sufficient to elect such Director if voted cumulatively at an election of Directors at which the same total number of votes were cast, or, if such action is taken by written consent, in lieu of a meeting, all shares entitled to vote were voted, and the entire number of Directors authorized at the time of the Director's most recent election were then being elected. If any or all Directors are so removed, new Directors may be elected at the same meeting or by such written consent. The Board of Directors may declare vacant the office of any Director who has been declared of unsound mind by an order of court or convicted of a felony.

        Section 11.    COMMITTEES.    The Board of Directors, by resolution adopted by a majority of the authorized number of Directors, may designate one or more committees, each consisting of two (2) or more Directors to serve at the pleasure of the Board of Directors. The Board of Directors may designate one (1) or more Directors as alternate members of any such committee, who may replace any absent member at any meeting of such committee. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have all the authority of the Board of Directors except such authority as may not be delegated according to the provisions of the California Corporations Code.

        Section 12.    WRITTEN ACTION.    Any action required or permitted to be taken may be taken without a meeting if all of the members of the Board of Directors shall individually or collectively consent in writing to such action. Any such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such Directors.

ARTICLE III
OFFICERS

        Section 1.    OFFICERS.    The Officers of the Corporation shall be a Chairman of the Board or a President, or both, a Secretary and a Chief Financial Officer. The Corporation may also have, at the discretion of the Board of Directors, one (1) or more Vice Presidents, one (1) or more Assistant Secretaries and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. One person may hold two or more offices.

        Section 2.    ELECTION.    The Officers of this Corporation, except such Officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article, shall be chosen annually by the Board of Directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

        Section 3.    SUBORDINATE OFFICERS, ETC.    The Board of Directors may appoint such other Officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these By-Laws or as the Board of Directors may from time to time determine.

        Section 4.    REMOVAL AND RESIGNATION.    Any Officer may be removed, either with or without cause, by a majority of the Directors at that time in office, at any regular or special meeting of the Board, or, except in case of an Officer chosen by the Board of Directors, by any Officer upon whom such power of removal may be conferred by the Board of Directors.

        Any Officer may resign at any time by giving written notice to the Board of Directors, or to the President, or to the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

        Section 5.    VACANCIES.    A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these By-Laws for regular appointments to such office.

        Section 6.    CHAIRMAN OF THE BOARD.    The Chairman of the Board, if there shall be such an Officer, shall, if present, preside at all meetings of the Board of Directors, and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by these By-Laws.

        Section 7.    PRESIDENT.    Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an Officer, the President shall be the Chief Executive Officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and Officers of the Corporation. He shall preside at all meetings of the Shareholders and in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. He shall be ex officio a member of all the standing committees, including the Executive Committee, if any, and shall have the general powers and duties of management usually vested in the office of President of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these By-Laws.

        Section 8.    VICE PRESIDENT.    In the absence or disability of the President, the Vice Presidents, in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or these By-Laws.

        Section 9.    SECRETARY.    The Secretary shall keep, or cause to be kept, a Book of Minutes at the principal office or such other place as the Board of Directors may order, of all meetings of Directors and Shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at Directors' meetings, the number of shares present or represented at Shareholders' meetings and the proceedings thereof.

        The Secretary shall keep, or cause to be kept, at the principal office or at the office of the Corporation's transfer agent, a share register, or duplicate share register, showing the names of the Shareholders and their addresses; the number and classes of shares held by each; the number and date of certificates issued for the same; and the number and date of cancellation of every certificate surrendered for cancellation.

        The Secretary shall give, or cause to be given, notice of all the meetings of the Shareholders and of the Board of Directors required by these By-Laws or by law to be given, and he shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these By-Laws.

        Section 10.    CHIEF FINANCIAL OFFICER.    The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained in accordance with generally accepted accounting principles, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, earnings (or surplus) and shares. The books of account shall at all reasonable times be open to inspection by any Director.

        The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and Directors, whenever they request it, an account of all his transactions and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these By-Laws.

ARTICLE IV
CERTIFICATES AND TRANSFERS OF SHARES

        Section 1.    CERTIFICATES FOR SHARES.    Each certificate for shares of the Corporation shall set forth therein the name of the record holder of the shares represented thereby, the number of shares and the class or series of shares owned by said holder, the par value, if any, of the shares represented thereby, and such other statements, as applicable as prescribed by Sections 416 through 419, inclusive, and other relevant sections of the California Corporations Code and such other statements, as applicable, which may be prescribed by the Corporate Securities Law of the State of California and any other applicable provision of the law. Each such certificate issued shall be signed in the name of the Corporation by the Chairman of the Board of Directors, if any, the President, if any, or a Vice President, if any, and by the Chief Financial Officer or an Assistant Treasurer or the Secretary or an Assistant Secretary. Any or all of the signatures on a certificate for shares may be a facsimile. In case any Officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate for shares shall has ceased to be such Officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an Officer, transfer agent or registrar at the date of issue.

        In the event that the Corporation shall issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor, any such certificate for shares shall set forth thereon the statements prescribed by Section 409 of the California Corporations Code.

        Section 2.    LOST OR DESTROYED CERTIFICATES FOR SHARES.    The Corporation may issue a new certificate for snares or for any other security in the place of any other certificate theretofore issued by it, which is alleged to have been lost, stolen or destroyed. As a condition to such issuance, the Corporation may require any such owner of the allegedly lost, stolen or destroyed certificate or any such owner's legal representative to give the Corporation a bond, or other adequate security, sufficient to indemnify it against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

        Section 3.    SHARE TRANSFERS.    Upon compliance with any provisions of the California Corporations Code and/or the Corporate Securities Law of 1968 which may restrict the transferability of shares, transfers of shares of the Corporation shall be made only on the record of Shareholders of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares properly endorsed arid the payment of all taxes, if any, due thereon.

        Section 4.    RECORD DATE FOR SHAREHOLDERS.    In order that the Corporation may determine the Shareholders entitled to notice of any meeting, to vote, to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any other lawful action, the Board of Directors may fix in advance a record date, which shall not be more than sixty (60) days prior to any other action.

        If the Board of Directors shall not have fixed a record date as aforesaid, the record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held; the record date for determining Shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board of Directors has been taken, shall be the day on which the first written consent is given; and the record date for determining Shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto, or the sixtieth (60th) day prior to the day of such other action, whichever is later.

        A determination of Shareholders of record entitled to notice of or to vote at a meeting of Shareholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, but the Board of Directors shall fix a new record date if the meeting is adjourned for more than forty-five (45) days from the date set for the original meeting.

        Except as may be otherwise provided by the California Corporations Code, Shareholders on the record date shall be entitled to notice and to vote or to receive any dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date.

        Section 5.    REPRESENTATION OF SHARES IN OTHER CORPORATIONS.    Shares of other corporations standing in the name of this Corporation may be voted or represented and all incidents thereto may be exercised on behalf of the Corporation by the Chairman of the Board, the President or any Vice President or any other person authorized by resolution of the Board -f Directors.

        Section 6.    CLOSE CORPORATION CERTIFICATES.    All certificates representing shares of this Corporation, in the event it shall elect to become a close corporation, shall contain the legend required by Section 418(c) of the California Corporations Code.

ARTICLE V
EFFECT OF SHAREHOLDERS' AGREEMENT—CLOSE CORPORATION

        Any Shareholders' Agreement authorized by Section 300(b) of the California Corporations Code shall only be effective to modify the terms of these By-Laws if this Corporation elects to become a close corporation with appropriate filing of or amendment to its Articles as required by Section 202 of said Code and shall terminate when this Corporation ceases to be a close corporation. Such an agreement cannot waive or alter Sections 158, 500, 501, 1111, 1201(e), 2009, 2010 or 2011, or Chapters 15, 16, 18 or 22 of said Code. Any other provisions of said Code or these By-Laws may be altered or waived thereby, but to the extent they are not so altered or waived, these By-Laws shall be applicable.

 ARTICLE VI
CORPORATE CONTRACTS AND INSTRUMENTS—HOW EXECUTED

        The Board of Directors, except as in these By-Laws otherwise provided, may authorize any Officer or Officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors, no Officer, agent or employee shall have any power or authority to bind the Corporation by any contract or agreement, or to pledge its credit, or to render it liable for any purposes or any amount, except as provided in Section 313 of the California Corporations Code.

ARTICLE VII
CONTROL OVER BY-LAWS

        These By-Laws may be amended or repealed or new By-Laws may be adopted by the Shareholders entitled to exercise a majority of the voting power or by the Board of Directors; provided, however, that the Board of Directors shall have no control over any By-Law which fixes or changes the authorized number of Directors of the Corporation; provided, further, that any control over the By-Laws herein vested in the Board of Directors shall be subject to the authority of the Shareholders to amend or repeal the By-Laws or to adopt new By-Laws; and provided further that any By-Law amendment or new By-Law which changes the minimum number of Directors to fewer than five (5) shall require authorization by the greater proportion of voting power of the Shareholders as hereinbefore set forth.

ARTICLE VIII
BOOKS AND RECORDS

        Section 1.    RECORDS: STORAGE AND INSPECTION.    The Corporation shall keep at its principal executive office in the State of California, or, if its principal executive office is not in the State of California, the original or a copy of the By-Laws as amended to date, which shall be open to inspection by the Shareholders at all reasonable times during office hours. If the principal executive office of the Corporation is outside the State of California, arid, if the Corporation has no principal business office in the State of California, it shall upon request of any Shareholder furnish a copy of the By-Laws as amended to date.

        The Corporation shall keep adequate and correct books and records of account and shall keep minutes of the proceedings of its Shareholders, Board of Directors and committees, if any, of the Board of Directors. The Corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, a record of its Shareholders, giving the names and addresses of all Shareholders arid the number and class of shares held by each. Such minutes shall be in written form. Such other books and records shall be kept either in written form or in any other form capable of being converted into written form.

        Section 2.    RECORD OF PAYMENTS.    All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board of Directors.

        Section 3.    ANNUAL REPORT.    Whenever the Corporation shall have fewer than One Hundred (100) Shareholders, the Board of Directors shall not be required to cause to be sent to the Shareholders of the Corporation the annual report prescribed by Section 1501 of the California Corporations Code unless it shall determine that a useful purpose would be served by causing the same to be sent or unless the Department of Corporations, pursuant to the provisions of the Corporate Securities Law of 1968, shall direct the sending of the same.

 ARTICLE IX
MISCELLANEOUS

        Section 1.    EXPENSES INCURRED BY OFFICERS AND EMPLOYEES.    Any payments made to an Officer or employee of this Corporation, such as salary, commission, bonus, interest, rent, or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such Officer or employee to the Corporation to the full extent of such disallowance. It shall be the duty of the Directors, as a Board, to enforce payment of such amount disallowed. In lieu of payment by the Officer or employee, subject to the determination of the Directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the Corporation has been recovered.

        Section 2.    INDEMNIFICATION OF OFFICERS AND DIRECTORS.

        (1)   This Corporation shall indemnify and hold harmless each person who shall serve at any time hereafter as a Director or Officer of the Corporation from arid against any and all claims and liabilities to which such person shall become subject by reason of his having heretofore or hereafter been a Director or Officer of this Corporation, or by reason of any action alleged to have been heretofore or hereafter taken or omitted by him as such Director or Officer, and shall reimburse each such person for all legal and other expenses reasonably incurred by liability; provided, however, that no such person shall be indemnified against, or be reimbursed for any expense incurred in connection with any claim or liability arising out of his own negligence or willful misconduct.

        (2)   The rights accruing to any person under the foregoing provisions of this section shall not exclude any other right to which he may be lawfully entitled, nor shall anything herein contained restrict the right of this Corporation to indemnify or reimburse such person in any proper case even though not specifically herein provided for. This Corporation, its Directors, Officers, employees and agents shall be fully protected in taking any action or making any payment under this section, or in refusing to do so, in reliance upon the advice of counsel.

        Section 3.    ENTERTAINMENT EXPENSES.    This Corporation shall reimburse the Officers of the Corporation for entertainment of customers, suppliers and others, in furtherance of the business of this Corporation.

        Section 4.    HOME ENTERTAINMENT EXPENSES.    This Corporation shall reimburse the Officers of the Corporation for all home entertaining done by the Officers of this Corporation in furtherance of the business of this Corporation.

KNOW AL MEN BY THESE PRESENTS:

        That I, the undersigned, do hereby certify:

          (1)   That I am the duly elected and acting Secretary of PHOTO-SCAN SYSTEMS, INC., a California corporation, incorporated under the laws of the State of California; and

          (2)   That the foregoing By-Laws, comprising 13 pages, constitute the original By-Laws of said corporation as duly adopted at the first meeting of the Board of Directors duly held on the 20th day of April, 1981.

        IN WITNESS WHEREOF, I have subscribed my name and affixed the seal of the corporation on this 20th day of April, 1981.

/s/ Norma Simon
NORMA SIMON Secretary

 CERTIFICATE OF AMENDMENT

OF THE BY-LAWS OF

PHOTO SCAN SYSTEMS, INC.

        The undersigned certifies that:

          I am the duly elected and acting Secretary of Photo Scan Systems, Inc.

        By written consent of the sole Director and Shareholder of Photo Scan Systems, Inc., the second full sentence of Article III, Directors, Section 3, Qualification and Number, has been amended to read as follows:

          "The authorized number of Directors constituting the Board of Directors until further changed shall be one (1)."

        IN WITNESS WHEREOF I have hereunto subscribed my name this 1st day of September, 2001.

/s/ Michael Stretton
MICHAEL STRETTON, Secretary

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  Exhibit 3.43
BY-LAWS OF PHOTO-SCAN SYSTEMS, INC. (A California Corporation)
ARTICLE I SHAREHOLDERS' MEETINGS
ARTICLE II BOARD OF DIRECTORS
ARTICLE III OFFICERS
ARTICLE IV CERTIFICATES AND TRANSFERS OF SHARES
ARTICLE V EFFECT OF SHAREHOLDERS' AGREEMENT—CLOSE CORPORATION
ARTICLE VI CORPORATE CONTRACTS AND INSTRUMENTS—HOW EXECUTED
ARTICLE VII CONTROL OVER BY-LAWS
ARTICLE VIII BOOKS AND RECORDS
ARTICLE IX MISCELLANEOUS
CERTIFICATE OF AMENDMENT OF THE BY-LAWS OF PHOTO SCAN SYSTEMS, INC.